UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, the board of directors (the “Board”) of ImmunoGen, Inc. (the “Company”) elected Tracey L. McCain to the Board. The Board increased the size of the Board from eight to nine members and elected Ms. McCain to fill the resulting vacancy. Ms. McCain will also serve as a member of the Audit Committee of the Board.

Ms. McCain will be compensated for her service as a director in accordance with the Company’s current non-employee director compensation policy. As a non-employee director, Ms. McCain will receive an annual fee of $40,000 for being a member of the Board and an additional annual fee of $10,000 for being a member of the Audit Committee. Ms. McCain will also receive an initial grant of 30,000 deferred stock units (“DSUs”) and an initial stock option to purchase 44,000 shares of the Company’s common stock. In addition, beginning in 2022, Ms. McCain will be entitled to an annual award of 15,000 DSUs and an annual stock option to purchase 44,000 shares of the Company’s common stock, prorated in 2022 based on the number of days between the date of Ms. McCain’s election and the date of grant of the first annual DSU and stock option award. The foregoing is a summary only and is qualified in its entirety by reference to the Company’s non-employee director compensation policy, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2021, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.

Date: November 17, 2021	/s/ Renee Lentini____________________
Renee Lentini
Vice President and Chief Accounting Officer